Exhibit 99.1

Rose Rock Midstream, L.P. Reports First Quarter 2015 Results
Increased Quarterly Distribution by 2.4%
Reaffirmed Adjusted EBITDA and Capex Guidance for 2015

Tulsa, OK - May 7, 2015 - Rose Rock Midstream®, L.P. (NYSE: RRMS) today announced its financial results for the three months ended March 31, 2015.

Rose Rock Midstream's adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) was $42.1 million, compared to $45.1 million for the fourth quarter 2014 and $28.9 million for the first quarter 2014, a decrease of 7% from the previous quarter but up 46% year-over-year.

"We are pleased with the partnership's performance and consistent returns. During the quarter, we continued to execute on our growth strategy with the drop down of the remaining crude assets from our parent company," said Carlin Conner, chief executive officer of Rose Rock Midstream’s general partner.
"We also increased volumes on White Cliffs Pipeline as expected and are on track to expand that system to 215,000 barrels per day by third quarter 2015. Rose Rock Midstream is in a strong position to continue delivering growth in earnings, cash distributions and value for our investors,"

First Quarter 2015 Adjusted EBITDA Highlights
Compared to the Fourth Quarter 2014

•
The decrease was primarily related to a reduction in marketing margins, as marketing margins returned to a more normalized position following an extraordinary fourth quarter, partially offset by increased cash distributions from equity investments

Adjusted gross margin was $41.0 million for the first quarter 2015, down 15% from the fourth quarter 2014 of $48.2 million but 6% above first quarter 2014 Adjusted gross margin of $38.6 million. Adjusted gross margin and Adjusted EBITDA, which are non-GAAP measures, are reconciled to their most directly comparable GAAP measures below.

First quarter 2015 net income attributable to Rose Rock totaled $14.6 million, compared to $15.1 million for the fourth quarter 2014 and $12.6 million for the first quarter 2014.

Rose Rock Midstream's distributable cash flow for the three months ended March 31, 2015 was $33.7 million. On April 23, 2015, Rose Rock Midstream increased the partnership's quarterly cash distribution to $0.635 per unit from $0.62 per unit, effective for the first quarter 2015, resulting in an annualized distribution of $2.54 per unit. This is a 2.4% increase over the fourth quarter 2014 and a 28.3% increase over the first quarter 2014 quarterly distribution of $0.495 per unit. The distribution will be paid on May 15, 2015 to all unitholders of record on May 5, 2015. Distributable cash flow, which is a non-GAAP measure, is reconciled to its most directly comparable GAAP measure below.

2015 Guidance
Rose Rock reaffirms 2015 consolidated Adjusted EBITDA guidance of between $180 and $200 million, an increase of more than 48% over 2014 results of $127.9 million. The company is on track to deploy approximately $190 million in capital investments in 2015, with more than 90% allocated to growth projects, and is targeting a distribution growth rate for 2015 of 15% to 20% on a year-over-year basis.

Earnings Conference Call

Exhibit 99.1

Rose Rock Midstream will host a joint conference call with SemGroup® Corporation (NYSE: SEMG) for investors tomorrow, May 8, 2015, at 11 a.m. ET. The call can be accessed live over the telephone by dialing 1.888.317.6003, or for international callers, 1.412.317.6061. The pass code for the call is 6235605. Interested parties may also listen to a simultaneous webcast of the conference call by logging onto Rose Rock Midstream's Investor Relations website at ir.rrmidstream.com. A replay of the webcast will also be available for a year following the call at ir.rrmidstream.com on the Calendar of Events-Past Events page. The first quarter 2015 earnings slide deck will be posted under Presentations.

About Rose Rock Midstream
Rose Rock Midstream®, L.P. (NYSE: RRMS) is a growth-oriented Delaware limited partnership formed by SemGroup® Corporation (NYSE: SEMG) to own, operate, develop and acquire a diversified portfolio of midstream energy assets. Headquartered in Tulsa, OK, Rose Rock Midstream provides crude oil gathering, transportation, storage and marketing services with the majority of its assets strategically located in or connected to the Cushing, Oklahoma crude oil marketing hub.

Rose Rock uses its Investor Relations website and social media outlets as channels of distribution of material company information. Such information is routinely posted and accessible on our Investor Relations website at ir.rrmidstream.com, our Twitter account and LinkedIn account.

Non-GAAP Financial Measures
This Press Release and the accompanying schedules include the non-GAAP financial measures of Adjusted gross margin, Adjusted EBITDA and distributable cash flow, which may be used periodically by management when discussing our financial results with investors and analysts.  The accompanying schedules of this Press Release provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States of America (GAAP).  Adjusted gross margin, Adjusted EBITDA and distributable cash flow are presented as management believes they provide additional information and metrics relative to the performance of our business.

Operating income (loss) is the GAAP measure most directly comparable to Adjusted gross margin, net income (loss) and cash provided by (used in) operating activities are the GAAP measures most directly comparable to Adjusted EBITDA, and net income (loss) is the GAAP measure most directly comparable to distributable cash flow. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measures. These non-GAAP financial measures have important limitations as analytical tools because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider Adjusted gross margin, Adjusted EBITDA or distributable cash flow in isolation or as substitutes for analysis of our results as reported under GAAP. Because Adjusted gross margin, Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Management compensates for the limitation of Adjusted gross margin, Adjusted EBITDA and distributable cash flow as analytical tools by reviewing the comparable GAAP measures, understanding the differences between Adjusted gross margin, Adjusted EBITDA and distributable cash flow, on the one hand, and operating income (loss), net income (loss) and net cash provided by (used in) operating activities, on the other hand, and incorporating this knowledge into its decision-making processes. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating our operating results.

Exhibit 99.1

Forward-Looking Statements
Certain matters contained in this Press Release include “forward-looking statements.”
All statements, other than statements of historical fact, included in this Press Release including the prospects of our industry, our anticipated financial performance, including distributable cash flow, cash distributions, management's plans and objectives for future operations, capital investments, business prospects, outcome of regulatory proceedings, market conditions and other matters, may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, insufficient cash from operations following the establishment of cash reserves and payment of fees and expenses to pay the minimum quarterly distribution; any sustained reduction in demand for crude oil in markets served by our midstream assets; our ability to obtain new sources of supply of crude oil; competition from other midstream energy companies; our ability to comply with the covenants contained in the instruments governing our indebtedness and to maintain certain financial ratios required by our credit facility; our ability to access credit and capital markets; our ability to renew or replace expiring storage, transportation and related contracts; the loss of or a material nonpayment or nonperformance by any of our key customers; the overall forward market for crude oil; the possibility that our hedging activities may result in losses or may have a negative impact on our financial results; weather and other natural phenomena; cyber attacks involving our information systems and related infrastructure; hazards or operating risks incidental to the gathering, transporting or storing of crude oil; our failure to comply with new or existing environmental laws or regulations; and the possibility that the construction or acquisition of new assets may not result in the corresponding anticipated revenue increases; as well as other risk factors discussed from time to time in each of our documents and reports filed with the SEC.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this Press Release, which reflect management's opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

Contacts:
Investor Relations:
Alisa Perkins
918-524-8081
roserockir@rrmidstream.com

Media:
Kiley Roberson
918-524-8594
kroberson@rrmidstream.com

Exhibit 99.1

Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	March 31,	December 31,
	2015	2014(1)
ASSETS
Current assets	$275,265	$274,769
Property, plant and equipment, net	405,283	396,066
Equity method investment	425,655	269,635
Other noncurrent assets, net	64,963	65,793
Total assets	$1,171,166	$1,006,263

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities	$227,607	$265,682
Long-term debt	661,072	432,092
Total liabilities	888,679	697,774

Partners' capital	282,487	308,489
Total liabilities and partners' capital	$1,171,166	$1,006,263

(1) Prior period financial information has been recast to reflect the effects of the dropdown of the Wattenberg Oil Trunkline

Exhibit 99.1

Condensed Consolidated Statements of Income
(in thousands, except per unit data, unaudited)

	Three Months Ended
	March 31,		December 31,
	2015	2014(1)	2014(1)
Revenues, including revenues from affiliates:
Product	$106,567	$266,290	$305,583
Service	28,126	26,224	30,988
Total revenues	134,693	292,514	336,571
Expenses, including expenses from affiliates:
Costs of products sold, exclusive of depreciation and amortization	96,237	254,537	287,434
Operating	20,951	15,215	25,696
General and administrative	5,620	3,747	5,033
Depreciation and amortization	10,143	11,482	12,882
Total expenses	132,951	284,981	331,045
Earnings from equity method investments	20,864	11,080	17,718
Operating income	22,606	18,613	23,244
Other expenses:
Interest expense	8,006	2,387	8,152
Other expense (income), net	—	—	1
Total other expenses, net	8,006	2,387	8,153
Net income	14,600	16,226	15,091
Less: net income attributable to noncontrolling interests	—	3,676	—
Net income attributable to Rose Rock Midstream, L.P.	$14,600	$12,550	$15,091
Net income allocated to general partner	$4,742	$805	$4,077
Net income allocated to common unitholders	$9,858	$8,114	$6,925
Net income allocated to subordinated unitholders	$—	$3,750	$2,826
Net income (loss) allocated to Class A unitholders	$—	$(119)	$1,263
Net income (loss) per limited partner unit:
Common unit (basic)	$0.28	$0.45	$0.34
Common unit (diluted)	$0.28	$0.45	$0.34
Subordinated unit (basic and diluted)	$—	$0.45	$0.34
Class A unit (basic and diluted)	$—	$(0.05)	$0.34
Basic weighted average number of limited partner units outstanding:
Common units	34,804	18,149	20,576
Subordinated units	—	8,390	8,390
Class A units	—	2,500	3,750
Diluted weighted average number of limited partner units outstanding:
Common units	34,847	18,198	20,647
Subordinated units	—	8,390	8,390
Class A units	—	2,500	3,750
(1) Prior period financial information has been recast to reflect the effects of the dropdown of the Wattenberg Oil Trunkline

Exhibit 99.1

Non-GAAP Reconciliations

(in thousands, unaudited)	Three Months Ended
	March 31,		December 31,
	2015	2014(1)	2014(1)
Reconciliation of operating income to Adjusted gross margin:
Operating income	$22,606	$18,613	$23,244
Add:
Operating expense	20,951	15,215	25,696
General and administrative expense	5,620	3,747	5,033
Depreciation and amortization expense	10,143	11,482	12,882
Less:
Earnings from equity method investments	20,864	11,080	17,718
Non-cash unrealized gain (loss) on derivatives, net	(2,531)	(606)	965
Adjusted gross margin	$40,987	$38,583	$48,172

Reconciliation of net income to Adjusted EBITDA:
Net income	$14,600	$16,226	$15,091
Add:
Interest expense	8,006	2,387	8,152
Depreciation and amortization expense	10,143	11,482	12,882
Cash distributions from equity method investments	26,065	13,585	21,687
Inventory valuation adjustment	1,187	—	5,667
Non-cash equity compensation	298	260	238
Loss (gain) on disposal of long-lived assets, net	152	(34)	89
Less:
Earnings from equity method investments	20,864	11,080	17,718
White Cliffs cash distributions attributable to noncontrolling interests	—	4,528	—
Impact from derivative instruments:
Total gain (loss) on derivatives, net	(644)	(807)	16,053
Total realized loss (gain) (cash flow) on derivatives, net	(1,887)	201	(15,088)
Non-cash unrealized gain (loss) on derivatives, net	(2,531)	(606)	965
Adjusted EBITDA	$42,118	$28,904	$45,123

Reconciliation of net cash provided by (used in) operating activities to Adjusted EBITDA:
Net cash provided by (used in) operating activities	$(7,070)	$18,187	$64,823
Less:
Changes in operating assets and liabilities, net	(36,508)	(10,613)	31,295
White Cliffs cash distributions attributable to noncontrolling interests	—	4,528	—
Add:
Interest expense, excluding amortization of debt issuance costs	7,479	2,127	7,626
Distributions from equity method investments in excess of equity in earnings	5,201	2,505	3,969
Adjusted EBITDA	$42,118	$28,904	$45,123
(1) Prior period financial information has been recast to reflect the effects of the dropdown of the Wattenberg Oil Trunkline

Exhibit 99.1

Non-GAAP Reconciliations (Continued)

(in thousands, unaudited)	Three Months Ended
	March 31,			December 31,
	2015		2014(2)	2014(2)
Reconciliation of net income to distributable cash flow:
Net income	$14,600		$16,226	$15,091
Add:
Interest expense	8,006		2,387	8,152
Depreciation and amortization expense	10,143		11,482	12,882
EBITDA	32,749		30,095	36,125
Add:
Loss (gain) on disposal of long-lived assets, net	152		(34)	89
Cash distributions from equity method investments	26,065		13,585	21,687
Inventory valuation adjustment	1,187		—	5,667
Non-cash equity compensation	298		260	238
Less:
Earnings from equity method investments	20,864		11,080	17,718
White Cliffs cash distributions attributable to noncontrolling interests	—		4,528	—
Non-cash unrealized gain (loss) on derivatives, net	(2,531)		(606)	965
Adjusted EBITDA	$42,118		$28,904	$45,123
Less:
Cash interest expense	7,454		2,104	7,601
Maintenance capital expenditures	927		907	2,268
Distributable cash flow	$33,737		$25,893	$35,254

Distribution declared	$28,379	(1)	$13,903	$24,269

Distribution coverage ratio	1.19x		1.86x	1.45x

(1) The distribution declared April 23, 2015 represents $0.635 per unit, or $2.54 per unit on an annualized basis. This is a 2.4% increase over the prior quarter.
(2) Prior period financial information has been recast to reflect the effects of the dropdown of the Wattenberg Oil Trunkline

Exhibit 99.1

2015 Adjusted EBITDA Guidance Reconciliation

(millions, unaudited)
Mid-point
Net income	$90.5
Add: Interest expense	37.0
Add: Depreciation and amortization	45.0
EBITDA	$172.5
Non-Cash and Other Adjustments	17.5
Adjusted EBITDA	$190.0

Less:
Cash interest expense	34.5
Maintenance capital expenditures	16.0
Distributable cash flow	$139.5

Non-Cash and Other Adjustments
Earnings from equity method investment	$(92.0)
Distributions from equity method investment	108.0
Non-cash equity compensation	1.5
Non-Cash and Other Adjustments	$17.5